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                                                                   Exhibit 3.(i)

November 2, 2009

MetLife Investors Variable Life Account One
MetLife Investors Insurance Company
5 Park Plaza, Suite 1900
Irvine, California 92614

Gentlemen and Ladies:

     In my capacity as Associate General Counsel of MetLife Investors Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of an amendment to the registration statement on Form S-6 under the Securities Act of 1933. This Registration Statement is being filed with respect to the Modified Single Premium Variable Life Insurance Policies (the "Policies") issued by MetLife Investors Variable Life Account One (the "Account").

     It is my professional opinion that:

     1. The Account is a separate investment account of the Company and is duly created and validly existing pursuant to the laws of the State of Missouri.

     2. The Modified Single Premium Variable Life Insurance Policies, when issued in accordance with the prospectus contained in the Registration Statement and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms.

     3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

     In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

     I consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Richard C. Pearson
                                        ----------------------------------------
                                        Richard C. Pearson
                                        Vice President, Associate
                                        General Counsel and Secretary